October 25, 2004

Mr. Shawn C. Fabry
Chief Financial Officer
International Plastics & Equipment Corp.
Northgate Industrial Park
New Castle, PA 16105

RE:    AGREEMENT FOR FINANCIAL INVESTOR RELATIONS FOR IPEC HOLDINGS INC.

Under the terms stipulated in this Agreement, Murdock Capital Partners Corp. (“MCP”) will serve as financial/investor relations counsel for IPEC Holdings, Inc. (“IPEC”) for a period of twelve (12) months from the date of execution of this Agreement (“Initial Term”). This Agreement may be renewed for an additional twelve (12) months upon expiration of the Initial Term assuming written confirmation to elect such renewal is received within thirty (30) days before the expiration of the Initial Term. This Agreement may be terminated at any time by either MCP or IPEC upon thirty (30) days written notice.

Investor Relations Services

MCP agrees to provide IPEC the following Investor Relations Services:

1)	Daily liaison work with retail shareholders, interested brokers, institutional investors, research analysts and the media for continuous extensive coverage of corporate events.

2)	Editing of all SEC required press releases and other newsworthy events in coordination with IPEC management and/or legal designated representative(s). Assist with the presentations at meetings.

3)	Editing of all communications to stockholders, including stockholders’ information letters and intermittent progress reports.

4)	Refining list of market makers with additional upgraded brokerage firms to make a market in IPEC. Immediate assistance in obtaining American Stock Exchange listing.

5)	Provide guidance to IPEC on its web presence in the following areas:

•	Developing profiles on common investor research sites such as Yahoo!
•	Developing Investor Relations section of its corporate web page
•	Maximizing search engine hits to IPEC’s webpage for key words or phrases

6)	Scheduling of meetings for management of IPEC with high quality money managers, research analysts in the investment community to create viable and continuing interest in IPEC.

7)	Keep IPEC apprised on potential acquisition targets and advise on any potential acquisition financing structure in both the domestic and international markets based on the use of MCP industry contacts. For purposes of this section, MCP understands that IPEC seeks acquisition targets in niche plastic markets, but is willing to explore other opportunities.

8)	Publishing of a summary research report under the Innovative Research Associates’, Inc.’s aegis. MCP shall not disseminate the report by means of “fax blasting” or “e-mail blasting”. MCP agrees to be held liable for the proper dissemination of this report in compliance with all applicable federal, state, and local laws.

9)	Add an additional two (2) market makers into IPEC stock. Such market makers must be approved in writing by IPEC.

10)	Introduction to and acceptance for representation of IPEC by a major specialist firm on the AMEX. This includes the official approving of listing of IPEC stock by the AMEX and approval in writing by IPEC of the specialist firm.

Compensation

•	Warrants: Upon execution of this Agreement, IPEC will issue to MCP warrants to purchase one hundred thousand (100,000) shares of IPEC common stock (“Warrants”). Such Warrants shall immediately vest upon signing of this Agreement. All standard warrant conditions apply. The Warrants will be issued at a strike price of $2.75 and will be exercisable for a five (5) year period from the execution of this Agreement (“Exercise Period”). All Warrants must be exercised by MCP during the Exercise Period. The Warrants may not be assigned by MCP.

•	Monthly Cash Payments: Six thousand five hundred dollars ($6,500) in cash compensation payable monthly. Such payment is due the first day of each month beginning with January 1, 2005. IPEC will only be required to make such payment as long as it remains listed on the AMEX, provided it meets and maintains the listing requirements and as long as no notice of termination has been made under this Agreement. After nine (9) months from the Agreement date, then the compensation shall increase to $8,000 until a termination event occurs under this Agreement.

•	Incidentals: All incidental expenditures, including travel and entertainment, will be subject to the prior approval of IPEC management and IPEC shall reimburse MCP within ten days of MPC submitting to IPEC reasonable documentation supporting such expenditures. In addition, all expenses associated with the production of the research report, (stationery, printing and mailing costs) will be billed to IPEC at cost. MCP agrees to use reasonable but not excessive accommodations when traveling with respect to any IPEC related business.

Call Option on Unexercised Warrants

MCP hereby grants IPEC a contingent call option to purchase from MCP any and all unexercised Warrants (“Call Option”). The Call Option price shall be set at $0.01 per unexercised Warrant (“Call Proceeds”). In order to exercise the call, IPEC must give MCP fifteen (15) days written notice of the date and the number of Warrants for which the Call Option will be exercised. During such fifteen (15) day period, MCP shall be permitted to exercise the Warrants at their strike price of $2.75 per share. If MCP elects not to exercise the Warrants, the contingency will be removed and the Call Option will be enforceable by IPEC. Any unexercised Warrants will be considered surrendered by MCP upon delivery of the Call Proceeds to MCP.

MCP Representations

In connection with the issuance of the Warrants and any shares of common stock of IPEC that may be acquired upon exercise of the Warrants (the “Underlying Shares”) to MCP, MCP makes the following representations and warranties to IPEC:

1)	MCP has such knowledge and experience in financial and business matters as to be capable of making an informed decision regarding an investment in the Warrants and the Underlying Shares, if any, and is capable of reviewing, understanding and making an independent judgment with respect to an investment in the Warrants and the Underlying Shares, if any.

2)	MCP is an “accredited investor,” as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

3)	MCP is organized in the state of New York and has its principal place of business in the state of New York.

4)	MCP represents and warrants that the Warrants are being, and any Underlying Shares will be, acquired for its own account and will not be sold or otherwise disposed of except pursuant to (i) an exemption or exclusion from the registration requirements under the Securities Act, which does not require the filing by IPEC with the Securities and Exchange Commission (the “SEC”) of any registration statement, offering circular or other document, in which case MCP shall first supply to IPEC an opinion of counsel (which opinion of counsel shall be satisfactory to IPEC) that such exemption or exclusion is available; or (ii) a registration statement filed by IPEC with the SEC under the Securities Act (which MCP acknowledges IPEC is not obligated to file and does not intend to file). Each Warrant and each certificate for Underlying Shares, if any, will bear a legend to this effect. Unless a registration statement covering the Warrants or the Underlying Shares, as applicable, is in effect, IPEC may place stop transfer orders with its transfer agents with respect to such Warrants or Underlying Shares.

5)	MCP understands that the foregoing representations, warranties, covenants and agreements will be relied upon by IPEC as the basis for claiming exemptions from the registration requirements of U.S. federal and state securities laws for the sale of the Warrants and Underlying Shares, if any. All representations and warranties set forth in this Section will be true, correct and complete in all respects on and as of each date of issuance of the Warrants and the Underlying Shares, if any, as if made on and as of such date and shall survive thereafter.

General Provisions

•	This Agreement shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts, of the Commonwealth of Pennsylvania.

•	This Agreement supersedes all prior communications, understandings and agreements of or between the parties with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the transactions contemplated hereby. Except as otherwise set forth in this Agreement, there are no other representations, warranties or covenants of any party hereto with respect to the subject matter hereof.

•	This Agreement may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed on behalf of each of the parties or, in the case of a waiver, by the party waiving compliance.

Murdock Capital Partners Corp.

Name:	Thomas M. Dean
Title:	President
Signature:	/s/ Thomas M. Dean
Date:	October 25, 2004

IPEC Holdings Inc.

Name:	Shawn C. Fabry
Title:	Chief Financial Officer
Signature:	/s/ Shawn C. Fabry
Date:	October 25, 2004